UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549
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SCHEDULE 14A
Proxy Statement Pursuant to Section 14(a) of the
Securities Exchange Act of 1934
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AURINIA PHARMACEUTICALS INC.

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ISS Joins Glass Lewis in Recommending Aurinia Shareholders Vote “FOR” ALL Company Director Nominees at 2023 Annual General Meeting Both leading independent proxy advisors recommend shareholders vote for the re- election of incumbent directors, equity incentive plan amendment, and appointment of auditors Company reminds shareholders to vote today to protect the value of their investment and ensure Aurinia’s continued momentum Company to release first quarter financial and operational results on May 4, 2023 Shareholders with questions or who require assistance voting their shares should contact Laurel Hill Advisory Group toll free within North America at 1-877-452-7184 (1-416-304-0211 outside North America), or by email at assistance@laurelhill.com EDMONTON, Alberta – May 2, 2023 -Aurinia Pharmaceuticals Inc. (NASDAQ: AUPH) (“Aurinia” or the “Company”) today announced that leading independent proxy advisor Institutional Shareholder Services (“ISS”) has recommended that Aurinia shareholders vote FOR the re-election of all eight incumbent directors to the Board of Directors (the “Board”) at the Company’s 2023 Annual General Meeting (the “Meeting”). ISS’ positive recommendation follows an April 26 report from Glass Lewis, another leading independent proxy advisor, which also recommended that shareholders vote for the re-election of all incumbent directors. Aurinia is pleased that ISS and Glass Lewis recognize the Board and management’s pivotal role in the Company’s continued growth and momentum. Aurinia’s Board also appreciates the feedback and continued strong support of our shareholders. Aurinia’s Board and management are taking the right steps to maximize shareholder value. Aurinia is well-positioned for significant value enhancement. The Company continues to build upon its robust sales growth – with net sales increasing over 194% in 2022 – and is making significant progress in expanding LUPKYNIS’ availability in international markets in partnership with Otsuka. In 2022, LUPKYNIS received approvals in the UK and EU and launched in several EU countries. Our efforts to gain regulatory approval in Japan remain on track, and we continue to expect a PMDA submission in the back half of 2023. We believe that our commercialization efforts will continue to unlock significant value for shareholders. Each member of the Board has played an integral role in our progress to date. Our directors have the expertise needed to oversee and guide management and drive continued growth, including the commercialization of pharmaceutical and biotech products, business development, and international pharmaceutical operations. They also bring strong track records of value creation and commercial success. Aurinia’s executive compensation aligns pay with performance. Aurinia disagrees with ISS’ recommendation regarding the Company’s advisory vote on executive compensation. Our Compensation Committee, which is comprised entirely of independent directors, makes all compensation decisions while leveraging advice from an independent third-party compensation consultant. The Compensation Committee conducts a rigorous and thorough review of market practices, especially those of peers, the general marketplace and other industry data points to determine performance targets, pay mix and levels that will best align management’s interests with those of shareholders and support continued value creation. Aurinia has also engaged extensively with its shareholder base each year since the 2021 AGM and has made several improvements to the compensation program to incorporate feedback from shareholders, as detailed on page 54 of the proxy statement. Importantly, ISS recognized that annual incentives for Aurinia executives were based largely on the achievement of pre-set corporate objectives, with the CEO's bonus being based solely on such goals. Aurinia has also previously announced that it will add a performance component to Long-Term Incentive Plan awards in 2023. The Company also notes that leading proxy advisor Glass Lewis recommended shareholders vote “FOR” Aurinia’s say-on-pay resolution, along with all other proposals. We will continue to listen to shareholder feedback regarding our executive compensation and other important matters. AURINIA SHAREHOLDERS: PROTECT THE VALUE OF YOUR INVESTMENT BY VOTING ONLINE, BY MAIL, OR TELEPHONE TODAY. To ensure Aurinia’s continued momentum at a pivotal time for the Company, the Board encourages all shareholders to vote “FOR” ALL proposals today. The virtual-only meeting will be held via live audio webcast online using the LUMI meeting platform at https://web.lumiagm.com/467056294 (password (case sensitive): aurinia2023) on Wednesday, May 17, 2023 at 12:00 pm, Eastern Time. Company to Report First Quarter 2023 Financial and Operational Results on May 4, 2023 As previously announced, Aurinia will release financial and operational results for the first quarter of 2023, on Thursday, May 4, 2023, before markets open. Aurinia’s management team will host a conference call/webcast at 8:30 am ET that day to review these results and provide a general business update. Interested participants can dial (888) 645-4404 (Toll-free U.S. & Canada). The audio webcast can also be accessed under "News/Events” through the “Investors” section of the Aurinia corporate website at www.auriniapharma.com. A replay of the webcast will be available on Aurinia’s website. Questions or Require Voting Assistance? Contact our proxy solicitation agent, Laurel Hill Advisory Group toll free within North America at 1-877-452-7184 (1-416-304-0211 outside North America), or by email at assistance@laurelhill.com. About LUPKYNIS LUPKYNIS® is the first U.S. FDA- and EC-approved oral medicine for the treatment of adult patients with active LN. LUPKYNIS is a novel, structurally modified calcineurin inhibitor (CNI) with a dual mechanism of action, acting as an immunosuppressant through inhibition of T cell activation and cytokine production and promoting podocyte stability in the kidney. The recommended starting dose of LUPKYNIS is three capsules twice daily with no requirement for serum drug monitoring. Dose modifications can be made based on Aurinia’s proprietary personalized eGFR-based dosing protocol. Boxed Warning, warnings, and precautions for LUPKYNIS are consistent with those of other CNI-immunosuppressive treatments. About Aurinia Aurinia Pharmaceuticals is a fully integrated biopharmaceutical company focused on delivering therapies to treat targeted patient populations with a high unmet medical need that are impacted by autoimmune, kidney and rare diseases. In January 2021, the Company introduced LUPKYNIS® (voclosporin), the first FDA-approved oral therapy dedicated to the treatment of adult patients with active lupus nephritis. The Company’s head office is in Edmonton, Alberta, its U.S. commercial office is in Rockville, Maryland. The Company focuses its development efforts globally. Investor/Media Contact: Aurinia@westwicke.com